Exhibit 10.2

OPTION AGREEMENT TO PURCHASE STOCK

THIS OPTION AGREEMENT TO PURCHASE STOCK (“Option Agreement”) is made and entered into as of the 15th day of August, 2005 by and between TRANSCEND SERVICES, INC., a Delaware corporation (the “Company”), and SUSAN McGROGAN, an individual resident of the State of Florida (“McGrogan”).

W I T N E S S E T H:

WHEREAS, the Company has previously issued in favor of McGrogan that certain Promissory Note dated January 31, 2005 (the “Note”) in the original principal amount of $3,500,000; and

WHEREAS, the Company desires to grant to McGrogan and McGrogan desires to receive certain options to purchase shares of the Company’s common stock, par value $0.05 per share (the “Stock”) subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

GRANT OF OPTION

The Company hereby irrevocably grants to McGrogan four (4) options (each an “Option” and collectively “Options”) to purchase shares of the Stock in accordance with the schedule set forth below and subject to the conditions set forth in this Agreement. The number of shares of Stock to be acquired upon the exercise of each Option is determined in Article V below.

	Effective Date of Exercise	Notice Period Commencement Date	Total Exercise Price	Cash Consideration	Amount Applied in Reduction of Note Principal
Option #1	August 15, 2005	immediately	$200,000	$100,000	$100,000
Option #2	February 15, 2006	February 1, 2006	$200,000	$100,000	$100,000
Option #3	August 15, 2006	August 1, 2006	$200,000	$100,000	$100,000
Option #4	February 15, 2007	January 31, 2007	$200,000	$100,000	$100,000

ARTICLE II

EXERCISE PRICE

The total exercise price for all shares acquired for each Option (the “Exercise Price”) shall be Two Hundred Thousand Dollars ($200,000). The Exercise Price for each Option shall be comprised of: (i) the sum of One Hundred Thousand Dollars ($100,000) in cash (the “Cash Portion”) payable in immediately available funds on the Effective Date of Exercise and (ii) a reduction in the amount of One Hundred Thousand Dollars ($100,000) of the outstanding principal balance of the Note.

ARTICLE III

EXERCISE OF OPTION

Each Option shall be exercisable by McGrogan, in whole but not in part, on the effective date of exercise (the “Effective Date of Exercise”) set forth for such Option in the schedule in Article I above. Any Option not exercised by 5:00 p.m. on the Effective Date of Exercise shall no longer be exercisable and shall lapse. The lapse of any individual Option shall not affect McGrogan’s ability to exercise any subsequent Option.

ARTICLE IV

MANNER OF EXERCISE

The exercise of each Option shall be by written notice delivered to the Company in the form of Exhibit A attached hereto (the “Written Notice”) together with tender of the Cash Portion. The Written Notice of McGrogan’s intent to exercise any Option must be delivered to the Company during the Option Notice Period for such Option. The “Option Notice Period” with respect to any Option shall mean the period beginning at 8:00 a.m. Eastern Time on the notice period commencement date (the “Notice Period Commencement Date”) set forth for such Option in the schedule shown in Article I above and ending at 5:00 p.m. Eastern Time on the Effective Date of Exercise for such Option.

ARTICLE V

DETERMINATION OF NUMBER OF SHARES PURCHASED

DELIVERY OF THE STOCK

Upon the timely exercise by McGrogan of any Option in accordance with the terms and conditions set forth herein, including without limitation payment by McGrogan of the Cash Portion of the Exercise Price for such Option, the Company shall deliver to McGrogan within five (5) trading days after the Effective Date of Exercise for such Option a number of shares (the “Purchased Shares”) of the Stock determined by dividing the Total Exercise Price for such Option by one hundred and ten percent (110%) of the average closing price per share of the Stock on the National Association of Stock Dealers Automatic Quotation System (NASDAQ) for

the ten (10) trading days immediately prior to the Effective Date of Exercise. The Average Closing Price shall be determined by adding up the closing prices and dividing the sum total by ten (10).

All certificates representing the Purchased Shares shall bear the following restrictive legend:

“THE SECURITIES EVIDENCED HEREBY WERE ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS MADE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.”

ARTICLE VI

SECURITIES LAWS MATTERS

McGrogan hereby represents and warrants to the Company that McGrogan is purchasing the Purchased Shares for her own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. McGrogan acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available and, as a result, McGrogan must bear the risk of an investment in the Purchased Shares for an indefinite period of time. McGrogan is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. The financial condition of McGrogan is currently adequate to bear the substantial economic risk of an investment in the Purchased Shares. McGrogan, in conjunction with a “purchaser representative” within the meaning of Regulation D, has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as the Company. McGrogan is a bona fide resident of the State of Florida and all communications and information, written or oral, concerning the Purchased Shares and this Option Agreement have been directed to McGrogan and have been received in such State. McGrogan has received and carefully read the Company’s Proxy Statement dated March 18, 2005, the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, each filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. McGrogan has had the opportunity to ask questions of, and receive answers from, officers of the Company concerning the Company, its business and the Stock and to obtain any additional information which McGrogan reasonably requested. McGrogan understands that the Company will rely upon the statements made by McGrogan in this Article VI for purposes of establishing and relying upon an exemption from the registration requirements of the Securities Act for the issuance of the Purchased Shares.

ARTICLE VII

APPLICABILITY OF

REGISTRATION RIGHTS AGREEMENT

All Stock issued pursuant to this Agreement shall enjoy the rights and be included within the definition of “Shares” under that certain Registration Rights Agreement made and entered into as of January 31, 2005 by and between the Company and McGrogan.

ARTICLE VIII

MISCELLANEOUS

8.1	Publicity. McGrogan hereby acknowledges that the Company shall be permitted to issue a press release and make other public statements related to or in connection with the execution of this Agreement and the exercise of any Option by McGrogan.

8.2	Entire Agreement. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes any other agreement (if any) concerning options to acquire Stock in exchange for cash and credit against the Note, and may not be modified or amended except by a written instrument signed by each of the parties hereto.

8.3	Notices. All notices required or permitted hereunder (“Notices”) must be in writing and are deemed to have been duly given on the scheduled delivery date therefore if (a) delivered personally; (b) sent by facsimile, followed with an original by mail, and confirmed by the recipient thereof; (c) mailed, certified or registered mail, return receipt requested, postage prepaid; or (d) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, as follows:

If to McGrogan to:

Susan McGrogan

10109 Cortez Boulevard

Brooksville, FL 34613

Facsimile: 352-596-3326

If to the Company to:

Transcend Services, Inc.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

Facsimile: (404) 364-8009

Attention: Chief Executive Officer

With a copy in like manner (which shall not constitute notice) to:

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E.

Suite 3100, Promenade II

Atlanta, Georgia 30309-3592

Facsimile: (404) 685-6923

Attention: Richard G. Greenstein, Esq.

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other party in conformity with the foregoing.

8.4	No Assignment; Binding Effect. Neither this Option Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Option Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

8.5	Governing Law. This Option Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

8.6	Counterparts. This Option Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument. Signatures delivered as facsimiles shall be binding to the same extent as original signatures.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first above written.

MCGROGAN:

/s/ Susan McGrogan
Susan McGrogan

COMPANY:

TRANSCEND SERVICES, INC.

By:	/s/ Mark D. Meersman
Name:	Mark D. Meersman
Title:	CFO

EXHIBIT A

FORM OF WRITTEN NOTICE

Effective	Date of Exercise:

The undersigned, Susan McGrogan (“McGrogan”), hereby expresses McGrogan’s intent to exercise an option (the “Option”) to purchase shares of the Common Stock, par value $0.05 per share, of Transcend Services, Inc. (the “Company”) granted to McGrogan by the Company pursuant to that certain Option Agreement to Purchase Stock dated as of                          by and between McGrogan and the Company, subject to the terms and conditions contained therein (the “Option Agreement”).

McGrogan hereby (i) tenders to the Company the sum of One Hundred Thousand Dollars ($100,000) reduced for fractional shares in immediately available funds (ii) further agrees that the outstanding principal balance of that certain Promissory Note in favor of McGrogan dated January 31, 2005 in the original principal amount of $3,500,000 shall be reduced by an amount equal to One Hundred Thousand Dollars ($100,000) on the Effective Date of Exercise in payment for the exercise of this Option, and (iii) that for purposes of principal payments due under the terms of the Promissory Note, the aforesaid $100,000 shall be deducted from the principal amount which would otherwise be due on the Promissory Note on the next payment date under Section 1.2 of the Promissory Note.

Capitalized terms used in this document not otherwise defined shall have the meaning ascribed to them in the Option Agreement.

Susan McGrogan

Date: